Exhibit 99.2

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Consolidated Financial Statements for the years ended December 31, 2022, 2021, and 2020

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Table of Contents

Page(s)
Report of Independent Auditors	1-2
Financial Statements:
Consolidated Statements of Assets, Liabilities and Members’ Capital	3
Consolidated Statements of Operations	4
Consolidated Statements of Changes in Members’ Capital	5
Consolidated Statements of Cash Flows	6
Consolidated Schedules of Investments	7-19
Notes to Consolidated Financial Statements	20-37

Report of Independent Auditors

To the Board of Directors of First Eagle Logan JV LLC

Opinion

We have audited the accompanying consolidated financial statements of First Eagle Logan JV LLC and its subsidiary (the “Company”), which comprise the consolidated statements of assets, liabilities, and members’ capital, including the consolidated schedules of investments, as of December 31, 2022 and 2021, and the related consolidated statements of operations, of changes in members’ capital and of cash flows, including the related notes for each of the three the years in the period ended December 31, 2022 (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations, changes in its members’ capital and its cash flows for each of the three years in the period ended December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 7, 2023

First Eagle Logan JV LLC

Consolidated Statements of Assets, Liabilities and Members’ Capital

As of December 31, 2022 and 2021

	2022	2021
Assets
Investments at fair value (cost $300,463,327 and $228,559,313, respectively)	$276,229,030	$224,449,492
Cash and cash equivalents	18,931,782	15,720,092
Interest and fees receivable	2,164,083	682,970
Receivable for investments sold and paydown of investments	303,136	150,432
Due from affiliate	25,244	—

Total assets	$297,653,275	$241,002,986

Liabilities and Members’ Capital
Liabilities
CLO asset-backed debt ($242,500,000 face amount, reported net of unamortized debt issuance costs of $1,977,631)	$240,522,369	$—
Loans payable ($147,041,123 face amount, reported net of unamortized debt issuance costs of $1,258,935)	—	145,782,188
Distribution payable	3,400,000	2,900,000
Accrued interest	2,340,751	1,142,675
Accrued expenses	235,825	174,303

Total liabilities	$246,498,945	$149,999,166

Commitments and contingencies (Note 9)
Members’ Capital
Paid in capital	$97,450,000	$115,750,000
Accumulated deficit	(46,295,670)	(24,746,180)

Members’ capital	51,154,330	91,003,820

Total liabilities and members’ capital	$297,653,275	$241,002,986

First Eagle Logan JV LLC

Consolidated Statements of Operations

For the years ended December 31, 2022, 2021, and 2020

	2022	2021	2020
Investment Income
Interest income	$20,882,457	$14,346,209	$17,886,882
Other income	152,256	171,521	174,941

Total investment income	21,034,713	14,517,730	18,061,823
Expenses
CLO asset-backed debt and credit facility interest and fees	9,326,862	5,211,566	7,370,914
Amortization of deferred financing costs	2,233,070	639,527	808,353
Management fees	848,646	—	—
Professional fees	339,761	102,705	95,420
Other general and administrative expenses	120,818	277,628	291,014

Total expenses	12,869,157	6,231,426	8,565,701

Less - management fee rebates	(848,646)	—	—

Net expenses	12,020,511	6,231,426	8,565,701

Net investment income	9,014,202	8,286,304	9,496,122

Realized (Loss) Gain and Change in Unrealized (Depreciation)
Appreciation on Investments
Net realized (loss) gain	(1,939,215)	44,409	(11,355,688)
Net change in unrealized (depreciation) appreciation on investments	(20,124,477)	6,007,476	(2,215,646)

Net realized (loss) gain and change in unrealized (depreciation) appreciation on investments	(22,063,692)	6,051,885	(13,571,334)

Net (decrease) increase in Members’ capital resulting from operations	$(13,049,490)	$14,338,189	$(4,075,212)

First Eagle Logan JV LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2022, 2021, and 2020

Members’ capital, December 31, 2019	$104,240,843
Return of capital	(6,000,000)
Distributions	(9,000,000)
Net investment income	9,496,122
Net realized loss	(11,355,688)
Net change in unrealized depreciation on investments	(2,215,646)

Members’ capital, December 31, 2020	$85,165,631
Distributions	(8,500,000)
Net investment income	8,286,304
Net realized gain	44,409
Net change in unrealized appreciation on investments	6,007,476

Members’ capital, December 31, 2021	$91,003,820

Return of capital	(18,300,000)
Distributions	(8,500,000)
Net investment income	9,014,202
Net realized loss	(1,939,215)
Net change in unrealized depreciation on investments	(20,124,477)

Members’ capital, December 31, 2022	$51,154,330

First Eagle Logan JV LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2022, 2021, and 2020

	2022	2021	2020
Cash flows from operating activities:
Net (decrease) increase in members’ capital resulting from operations	$(13,049,490)	$14,338,189	$(4,075,212)
Adjustments to reconcile net (decrease) increase in members’ capital resulting from operations to net cash (used in) provided by operating activities:
Net change in unrealized depreciation (appreciation) on investments	20,124,477	(6,007,476)	2,215,646
Net realized loss (gain)	1,939,215	(44,409)	11,355,688
Amortization of deferred financing costs	2,233,070	639,527	808,353
Accretion of discount	(1,068,347)	(1,222,814)	(935,947)
Increase in investments due to PIK	(320,950)	(326,509)	(178,637)
Purchase and drawdowns of investments	(120,198,153)	(89,682,026)	(30,253,836)
Proceeds from sales and repayments of investments	47,591,516	94,181,628	128,510,164
Changes in operating assets and liabilities:
(Increase) decrease in interest and fees receivable	(1,481,113)	119,171	514,592
Increase in due from affiliate	(25,244)	—	—
Increase (decrease) in accrued interest	1,198,076	(63,408)	(1,159,062)
Increase (decrease) in accrued expenses	61,522	(11,483)	(24,942)

Net cash (used in) provided by operating activities	(62,995,421)	11,920,390	106,776,807
Cash flows from financing activities:
Proceeds from issuance of CLO asset-backed debt	242,500,000	—	—
Repayments to credit facility	(177,041,123)	(29,000,000)	(75,500,000)
Borrowings under credit facility	30,000,000	9,500,000	5,900,000
Return of capital	(18,300,000)	—	(6,000,000)
Distributions paid	(8,000,000)	(7,700,000)	(10,550,000)
Financing costs paid	(2,951,766)	(1,187,176)	—

Net cash (used in) provided by financing activities	66,207,111	(28,387,176)	(86,150,000)
Net increase (decrease) in cash	3,211,690	(16,466,786)	20,626,807
Cash and cash equivalents, beginning of year	15,720,092	32,186,878	11,560,071

Cash and cash equivalents, end of year	$18,931,782	$15,720,092	$32,186,878

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$9,070,826	$4,552,193	$8,500,875
Supplemental Disclosure of Non Cash Flow Information:
Securities issued in restructuring of investments	$—	$2,999,500	$3,142,061
PIK income earned	$320,950	$326,509	178,637

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
Senior Secured First Lien Term Loans
Australia
Ticketek Pty Ltd	Services: Consumer	8.98% (SOFR +4.25%)	11/22/2019	11/26/2026	$1,458,750	$1,459	$1,450,486	$1,450	$1,406,483

Total Australia							$1,450,486	$1,450	$1,406,483

Canada
Avison Young Canada Inc.	Services: Business	11.47% (SOFR +7%)	08/19/2022	01/31/2026	$951,964	$952	$899,680	$899	$852,007
Avison Young Canada Inc.	Services: Business	10.18% (SOFR +5.75%)	03/07/2019	01/31/2026	3,843,627	3,844	3,808,767	3,809	3,219,038
Bausch Health Companies	Healthcare & Pharmaceuticals	9.67% (SOFR +5.25%)	03/16/2022	02/01/2027	1,950,000	1,950	1,918,086	1,918	1,490,132
PNI Canada Acquireco Corp	High Tech Industries	8.88% (LIBOR +4.5%)	10/31/2018	10/31/2025	836,963	837	835,260	835	796,684
WildBrain Ltd.	Media: Diversified & Production	8.69% (LIBOR +4.25%)	03/19/2021	03/24/2028	1,965,000	1,965	1,935,599	1,936	1,804,116

Total Canada							$9,397,392	$9,397	$8,161,977

Germany
VAC Germany Holding GmbH	Metals & Mining	8.73% (LIBOR +4%)	02/26/2018	03/08/2025	$2,857,500	$2,858	$2,853,036	$2,853	$2,581,265

Total Germany							$2,853,036	$2,853	$2,581,265

Luxembourg
Travelport Finance (19)	Services: Consumer	12.42% (LIBOR + 6.75%) (5% Cash + 1.75% PIK)	04/18/2022	05/29/2026	$1,756,217	$1,756	$1,739,434	$1,739	$1,207,399
Travelport Finance	Services: Consumer	12.42% (LIBOR + 6.75%) (5% Cash + 1.75% PIK)	09/22/2020	02/28/2025	2,348,940	2,349	2,262,688	2,263	2,357,220

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
Total Luxembourg							$4,002,122	$4,002	$3,564,619

Netherlands
Pegasus BidCo BV	Beverage, Food & Tobacco	8.52% (SOFR +4.25%)	05/05/2022	07/12/2029	$4,000,000	$4,000	$3,962,486	$3,962	$3,880,000

Total Netherlands							$3,962,486	$3,962	$3,880,000

United Kingdom
Auxey Bidco Ltd.	Services: Consumer	9.38% (LIBOR +5%)	08/07/2018	06/16/2025	$5,000,000	$5,000	$4,926,294	$4,926	$4,793,750

Total United Kingdom							$4,926,294	$4,926	$4,793,750

United States of America
888 Acquisitions Limited	Hotel, Gaming & Leisure	9.93% (SOFR +5.25%)	07/08/2022	07/03/2028	$1,995,652	$1,996	$1,717,650	$1,716	$1,791,096
A Place for Mom Inc.	Media: Advertising, Printing & Publishing	8.88% (LIBOR +4.5%)	07/28/2017	02/10/2026	3,238,230	3,238	3,232,281	3,232	3,132,987
Abe Investment Holdings, Inc.	Media: Diversified & Production	8.88% (LIBOR +4.5%)	04/07/2022	02/19/2026	1,653,232	1,653	1,652,540	1,653	1,652,199
Advisor Group Holdings Inc	Banking, Finance, Insurance & Real Estate	8.88% (LIBOR +4.5%)	02/05/2021	07/31/2026	3,117,857	3,118	3,123,801	3,124	3,056,202
AG Parent Holdings LLC	High Tech Industries	9.38% (LIBOR +5%)	07/30/2019	07/31/2026	4,075,158	4,075	4,052,291	4,052	3,959,912
AgroFresh Inc.	Chemicals, Plastics & Rubber	10.63% (LIBOR +6.25%)	12/01/2015	12/31/2024	1,225,419	1,225	1,224,654	1,225	1,203,974
Alchemy US Holdco 1 LLC	Chemicals, Plastics & Rubber	9.88% (LIBOR +5.5%)	10/01/2018	10/10/2025	1,654,803	1,655	1,645,013	1,645	1,554,133
Allen Media, LLC	Media: Broadcasting & Subscription	10.23% (SOFR +5.5%)	07/29/2021	02/10/2027	3,409,439	3,409	3,392,563	3,393	2,807,468

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
Alpine US Bidco LLC	Beverage, Food & Tobacco	9.54% (LIBOR +5.25%)	04/28/2021	05/03/2028	1,500,038	1,500	1,477,163	1,477	1,425,036
Alvogen Pharma US, Inc.	Healthcare & Pharmaceuticals	12.23% (SOFR +7.5%)	09/02/2021	06/30/2025	2,990,356	2,990	2,894,343	2,894	2,631,514
AMCP Clean Acquisition Co LLC (19)	Wholesale	8.67% (SOFR +4.25%)	07/10/2018	06/16/2025	2,310,699	2,311	2,306,552	2,307	1,917,880
AMCP Clean Acquisition Co LLC (19)	Wholesale	8.67% (SOFR +4.25%)	07/10/2018	06/16/2025	559,186	559	558,183	558	464,125
American Achievement Corporation (3)(15)(19)	Retail	10.63% (LIBOR +6.25%)	02/11/2021	09/30/2026	1,469,807	1,470	—	—	—
American Public Education	Services: Consumer	9.88% (LIBOR +5.5%)	03/29/2021	03/29/2027	566,071	566	557,425	557	556,165
ANI Pharmaceuticals, Inc.	Healthcare & Pharmaceuticals	10.38% (LIBOR +6%)	05/24/2021	11/19/2027	3,168,000	3,168	3,123,464	3,123	3,009,600
Anne Arundel Dermatology Management, LLC	Healthcare & Pharmaceuticals	9.98% (LIBOR +5.25%)	10/12/2020	10/16/2025	3,249,151	3,249	3,200,209	3,200	3,176,045
Ansira Holdings, Inc. (4)(18)(19)	Media: Diversified & Production	10.91% (LIBOR +6.5%)	12/20/2016	12/20/2024	2,099,315	2,099	2,094,252	2,094	1,049,657
Ansira Holdings, Inc. (4)(18)(19)	Media: Diversified & Production	11.27% (LIBOR +6.5%)	04/17/2018	12/20/2024	711,915	712	697,082	697	355,957
Ansira Holdings, Inc. (4)(18)(19)	Media: Diversified & Production	5.9% (LIBOR +2%)	11/15/2022	12/20/2024	95,094	95	15,849	16	15,849
Anthology / Blackboard	High Tech Industries	9.63% (LIBOR +5.25%)	10/22/2021	10/25/2028	1,781,056	1,781	1,721,676	1,722	1,580,687
Apex Analytix, Inc. (5)(15)	Services: Business	8.69% (SOFR +5.75%)	06/15/2022	07/22/2029	2,806,650	2,807	2,752,537	2,753	2,736,483
Apex Analytix, Inc. (5)(15)	Services: Business	6.5% (SOFR +5.75%)	06/15/2022	07/22/2028	316,880	317	(6,074)	(6)	—
Archer Systems, LLC (6)(15)	Services: Business	10.92% (SOFR +6.5%)	08/15/2022	08/11/2027	2,714,286	2,714	2,682,928	2,683	2,680,357

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
Archer Systems, LLC (6)(15)	Services: Business	11.23% (SOFR +6.5%)	08/15/2022	08/11/2027	285,714	286	(3,301)	(3)	—
Arcline FM Holding, LLC	Aerospace & Defense	9.48% (LIBOR +4.75%)	09/02/2021	06/23/2028	1,975,000	1,975	1,967,007	1,967	1,882,827
Asurion, LLC	Services: Consumer	8.68% (LIBOR +4%)	10/13/2022	08/19/2028	997,500	998	885,722	886	892,513
Axiom Global Inc.	Services: Business	9.04% (SOFR +4.75%)	09/25/2019	10/01/2026	2,961,832	2,962	2,939,602	2,940	2,861,870
BCP Qualtek Merger Sub LLC	Telecommunications	10.66% (LIBOR +6.25%)	07/16/2018	07/18/2025	3,575,000	3,575	3,548,859	3,549	2,368,438
Belfor Holdings Inc.	Services: Business	8.57% (SOFR +4.25%)	03/15/2022	04/06/2026	4,477,100	4,477	4,362,694	4,363	4,454,714
Brookfield WEC Holdings Inc	Construction & Building	8.07% (SOFR +3.75%)	05/23/2022	08/01/2025	997,500	998	964,524	965	995,320
Canister International Group Inc	Forest Products & Paper	9.13% (LIBOR +4.75%)	12/18/2019	12/21/2026	1,945,000	1,945	1,933,945	1,934	1,935,285
Cano Health, LLC	Healthcare & Pharmaceuticals	8.42% (LIBOR +4%)	06/24/2021	11/23/2027	1,965,150	1,965	1,961,335	1,961	1,568,190
CCI Buyer, Inc.	Services: Business	8.58% (LIBOR +4%)	02/24/2022	12/17/2027	3,964,697	3,965	3,899,055	3,899	3,798,180
Charlotte Buyer Inc.	Healthcare & Pharmaceuticals	9.53% (SOFR +5.25%)	10/13/2022	02/11/2028	1,000,000	1,000	956,446	956	950,420
Clear Balance Holdings, LLC	Banking, Finance, Insurance & Real Estate	11.58% (SOFR +6.75%)	07/07/2015	10/05/2023	4,437,353	4,437	4,434,781	4,435	3,771,750
Cloudera, Inc.	High Tech Industries	8.13% (LIBOR +3.75%)	08/10/2021	10/08/2028	2,977,500	2,978	2,952,859	2,953	2,816,998
CMI Marketing, Inc	Media: Advertising, Printing & Publishing	8.63% (SOFR +4.25%)	03/19/2021	03/23/2028	1,970,000	1,970	1,980,009	1,980	1,807,475
Confluence Technologies, Inc.	High Tech Industries	8.16% (LIBOR +3.75%)	07/22/2021	07/31/2028	2,970,000	2,970	2,958,157	2,958	2,784,375

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
Dermatology Intermediate Holdings III, Inc (7)	Healthcare & Pharmaceuticals	8.57% (SOFR +4.25%)	03/23/2022	04/02/2029	2,934,075	2,934	2,872,164	2,872	2,868,058
Dermatology Intermediate Holdings III, Inc (7)	Healthcare & Pharmaceuticals	8.57% (SOFR +4.25%)	03/23/2022	04/02/2029	551,181	551	483,753	484	477,351
Drilling Info Inc.	High Tech Industries	8.63% (LIBOR +4.25%)	07/27/2018	07/30/2025	4,308,258	4,308	4,300,289	4,300	4,157,469
Eisner Advisory Group LLC	Banking, Finance, Insurance & Real Estate	9.69% (LIBOR +5.25%)	08/16/2021	07/28/2028	1,975,011	1,975	1,959,972	1,960	1,876,260
Eliassen Group, LLC (8)	Services: Business	10.09% (LIBOR +5.5%)	03/31/2022	04/14/2028	1,625,556	1,626	1,610,933	1,611	1,609,300
Eliassen Group, LLC (8)	Services: Business	8.88% (SOFR +5.5%)	03/31/2022	04/14/2028	370,231	370	54,584	55	54,863
Empower Payments Acquisition	Services: Business	8.73% (SOFR +4%)	10/05/2018	10/11/2025	3,054,151	3,054	3,051,090	3,051	2,954,891
Epic Staffing Group (9)(15)	Healthcare & Pharmaceuticals	10.16% (LIBOR +5.75%)	06/27/2022	06/28/2029	2,464,360	2,464	2,324,926	2,325	2,328,821
Epic Staffing Group (9)(15)	Healthcare & Pharmaceuticals	10.16% (SOFR +5.75%)	06/27/2022	06/28/2029	523,256	523	(29,609)	(30)	—
FloWorks International LLC	Metals & Mining	10.04% (SOFR +5.75%)	02/18/2022	12/27/2028	2,487,500	2,488	2,465,528	2,466	2,313,375
Foley Products Co LLC	Construction & Building	9.48% (SOFR +4.75%)	02/11/2022	12/29/2028	2,976,971	2,977	2,950,977	2,951	2,885,191
Gastro Health Holdco, LLC	Healthcare & Pharmaceuticals	9.23% (LIBOR +4.5%)	07/02/2021	07/03/2028	2,104,020	2,104	2,071,701	2,072	2,010,654
Gastro Health Holdco, LLC	Healthcare & Pharmaceuticals	9.23% (SOFR +4.5%)	07/02/2021	07/03/2028	700,328	700	689,571	690	669,251
Global Medical Response, Inc.	Healthcare & Pharmaceuticals	8.65% (SOFR +4.25%)	03/16/2022	10/02/2025	1,979,798	1,980	1,934,967	1,935	1,399,480
Golden West Packaging Group LLC	Containers, Packaging & Glass	9.63% (LIBOR +5.25%)	11/29/2021	12/01/2027	1,962,500	1,963	1,946,378	1,946	1,908,531

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
Greenway Health, LLC (18)	Healthcare & Pharmaceuticals	8.48% (LIBOR +3.75%)	04/29/2022	02/16/2024	1,984,252	1,984	1,898,719	1,899	1,381,039
HDT Holdco, Inc.	Aerospace & Defense	10.48% (SOFR +5.75%)	06/30/2021	07/08/2027	3,700,000	3,700	3,626,932	3,627	3,158,875
HEXION INC	Chemicals, Plastics & Rubber	8.93% (SOFR +4.5%)	03/02/2022	03/15/2029	1,990,000	1,990	1,945,824	1,946	1,718,365
Highline Aftermarket Acquisition, LLC	Retail	8.88% (LIBOR +4.5%)	03/21/2022	11/09/2027	942,578	943	896,482	896	865,993
Hoffman Southwest Corporation	Environmental Industries	9.88% (LIBOR +5.5%)	05/16/2019	08/14/2023	1,287,826	1,288	1,285,936	1,286	1,249,191
Hornblower Sub LLC (19)	Hotel, Gaming & Leisure	8.67% (LIBOR +4.5%)	03/08/2019	04/27/2025	1,752,358	1,752	1,585,231	1,585	1,234,168
Hornblower Sub LLC	Hotel, Gaming & Leisure	12.63% (LIBOR +8.125%)	11/07/2022	11/10/2025	131,626	132	127,719	128	132,833
Hub International Limited	Banking, Finance, Insurance & Real Estate	8.25% (LIBOR +4%)	10/31/2022	10/31/2029	1,000,000	1,000	960,709	961	990,835
Imprivata Inc	High Tech Industries	8.57% (LIBOR +4.25%)	03/16/2022	12/01/2027	1,990,000	1,990	1,937,185	1,937	1,924,708
Integra US Bidco Inc. (12)(15)	Services: Business	9.9% (SOFR +4.75%)	10/29/2021	12/26/2025	2,427,591	2,428	2,405,810	2,406	2,391,177
Integra US Bidco Inc. (12)(15)	Services: Business	9.33% (LIBOR +4.75%)	10/29/2021	12/26/2025	605,958	606	(2,718)	(3)	—
International Textile Group Inc	Consumer goods: Durable	9.21% (SOFR +5%)	04/20/2018	05/01/2024	887,500	888	886,529	887	621,991
Iris Holding, Inc.	Forest Products & Paper	8.96% (LIBOR +4.75%)	06/15/2022	06/28/2028	1,246,875	1,247	1,155,606	1,156	1,137,100
Isagenix International LLC (18)(19)	Services: Consumer	11.35% (SOFR +7.75%)	04/26/2018	06/14/2025	1,562,813	1,563	1,557,400	1,557	475,353
Jack Ohio Finance	Hotel, Gaming & Leisure	9.13% (SOFR +4.75%)	04/27/2022	10/04/2028	2,976,629	2,977	2,938,004	2,938	2,924,538

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
LaserShip, Inc.	Transportation: Cargo	9.23% (SOFR +4.5%)	10/20/2021	05/07/2028	987,500	988	983,434	983	715,523
Lereta, LLC	High Tech Industries	9.63% (LIBOR +5.25%)	07/27/2021	07/30/2028	1,975,000	1,975	1,959,197	1,959	1,738,000
Lids Holdings, Inc	Retail	10.15% (LIBOR +5.5%)	12/03/2021	12/14/2026	875,000	875	861,124	861	818,125
Lifescan Global Corporation	Healthcare & Pharmaceuticals	9.72% (LIBOR +6%)	06/19/2018	10/01/2024	3,404,120	3,404	3,363,983	3,364	2,476,497
Liquid Tech Solutions Holdings, LLC	Transportation: Cargo	8.92% (SOFR +4.75%)	03/18/2021	03/20/2028	2,571,690	2,572	2,561,661	2,562	2,455,964
LRS Holdings LLC	Environmental Industries	8.63% (LIBOR +4.25%)	08/13/2021	08/31/2028	2,475,000	2,475	2,464,969	2,465	2,394,563
MAG DS Corp.	Aerospace & Defense	10.23% (LIBOR +5.5%)	09/21/2020	04/01/2027	1,157,376	1,157	1,119,488	1,119	1,064,785
Mavis Tire Express Services Topco Corp.	Automotive	8.5% (LIBOR +4%)	04/13/2022	05/04/2028	1,984,887	1,985	1,971,659	1,972	1,898,752
McAfee Enterprise	High Tech Industries	9.17% (LIBOR +4.75%)	05/03/2021	07/27/2028	2,968,144	2,968	2,944,676	2,945	2,555,394
Midwest Physician Administrative Services, LLC	Healthcare & Pharmaceuticals	7.98% (SOFR +3.25%)	11/16/2022	03/12/2028	1,496,193	1,496	1,426,234	1,426	1,382,108
Miller’s Ale House Inc	Hotel, Gaming & Leisure	11.25% (LIBOR +4.75%)	05/24/2018	05/30/2025	2,292,000	2,292	2,288,046	2,288	2,223,813
MRI SOFTWARE LLC	Construction & Building	10.23% (LIBOR +5.5%)	01/31/2020	02/10/2026	1,459,390	1,459	1,456,169	1,456	1,406,487
NAC Holding Corporation	Banking, Finance, Insurance & Real Estate	9.63% (LIBOR +5.25%)	10/02/2020	09/28/2024	2,977,682	2,978	2,951,560	2,952	2,977,682
NAPA Management Services Corp	Healthcare & Pharmaceuticals	9.67% (LIBOR +5.25%)	02/18/2022	02/23/2029	3,970,000	3,970	3,874,490	3,874	3,269,057
New Constellis Borrower LLC (18)(19)	Aerospace & Defense	15.88% (SOFR +7.5%)	03/27/2020	03/27/2024	331,112	331	318,933	319	277,307

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
New Insight Holdings Inc	Services: Business	8.84% (LIBOR +5.5%)	12/08/2017	12/20/2024	1,900,000	1,900	1,873,515	1,874	1,438,462
NextCare, Inc. (10)	Healthcare & Pharmaceuticals	10.23% (LIBOR +5.5%)	02/13/2018	06/30/2024	3,701,592	3,702	3,692,578	3,693	3,553,528
NextCare, Inc. (10)	Healthcare & Pharmaceuticals	10.23% (SOFR +5.5%)	02/13/2018	06/30/2024	627,396	627	182,344	182	176,497
Northern Star Holdings Inc.	Utilities: Electric	9.23% (LIBOR +4.5%)	03/28/2018	03/28/2025	4,048,125	4,048	4,041,609	4,042	3,926,681
Oak Point Partners, LLC	Banking, Finance, Insurance & Real Estate	9.64% (SOFR +5.25%)	12/01/2021	12/01/2027	2,773,195	2,773	2,739,115	2,739	2,745,463
Odyssey Logistics & Technology Corporation	Transportation: Cargo	8.38% (SOFR +4%)	10/06/2017	10/12/2024	1,897,718	1,898	1,895,066	1,895	1,860,949
Omni Intermediate Holdings, LLC (11)(15)	Transportation: Cargo	9.73% (LIBOR +5%)	11/24/2021	12/30/2026	1,865,124	1,865	1,851,863	1,852	1,837,147
Omni Intermediate Holdings, LLC (11)(15)	Transportation: Cargo	6% (LIBOR +5%)	11/24/2021	12/30/2026	111,675	112	(444)	—	—
Orion Business Innovations	High Tech Industries	9.23% (LIBOR +4.5%)	10/18/2018	10/21/2024	1,858,065	1,858	1,852,444	1,852	1,858,065
Orion Business Innovations	High Tech Industries	9.23% (LIBOR +4.5%)	03/04/2019	10/21/2024	802,083	802	799,501	800	802,083
Orion Business Innovations	High Tech Industries	9.23% (LIBOR +4.5%)	10/18/2018	10/21/2024	543,347	543	541,703	542	543,347
Osmosis Buyer Limited	Services: Consumer	8.36% (LIBOR +3.75%)	03/21/2022	07/31/2028	1,990,000	1,990	1,963,248	1,963	1,879,306
Output Services Group Inc (19)	Services: Business	9.8% (LIBOR +5.25%) (3.75% Cash + 1.5% PIK	03/26/2018	06/29/2026	4,326,124	4,326	4,320,365	4,320	2,947,172
OVG Business Services, LLC	Services: Business	10.64% (LIBOR +6.25%)	10/15/2021	11/20/2028	4,471,225	4,471	4,347,876	4,348	4,202,951
Patriot Rail Co LLC	Transportation: Cargo	8.73% (SOFR +4%)	10/15/2019	10/19/2026	3,403,348	3,403	3,422,673	3,423	3,378,249

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
PH Beauty Holdings III, Inc.	Containers, Packaging & Glass	9.73% (LIBOR +5%)	10/04/2018	09/28/2025	2,872,500	2,873	2,861,067	2,861	2,341,088
Polyconcept Holding B.V.	Consumer goods: Non-Durable	10.08% (LIBOR +5.5%)	05/12/2022	05/18/2029	1,995,000	1,995	1,958,454	1,958	1,872,806
Portfolio Holding, Inc.	Banking, Finance, Insurance & Real Estate	11.15% (LIBOR +6%)	05/14/2021	12/02/2025	1,970,000	1,970	1,944,744	1,945	1,950,300
Portfolio Holding, Inc.	Banking, Finance, Insurance & Real Estate	11.15% (LIBOR +6%)	11/15/2021	12/02/2025	618,750	619	609,825	610	612,563
Portfolio Holding, Inc.	Banking, Finance, Insurance & Real Estate	11.15% (SOFR +6%)	11/15/2021	12/02/2025	413,458	413	410,476	410	409,324
Portillo’s Holdings, LLC	Beverage, Food & Tobacco	9.88% (SOFR +5.5%)	11/27/2019	09/06/2024	1,935,000	1,935	1,928,117	1,928	1,926,544
Precisely	High Tech Industries	8.36% (LIBOR +4%)	03/16/2022	04/24/2028	2,964,975	2,965	2,942,100	2,942	2,463,153
Premier Dental Services, Inc. (15)	Healthcare & Pharmaceuticals	9.23% (LIBOR +4.5%)	08/11/2021	08/18/2028	1,796,667	1,797	1,789,389	1,789	1,652,188
Premier Dental Services, Inc. (15)	Healthcare & Pharmaceuticals	9.23% (SOFR +4.5%)	08/11/2021	08/18/2028	183,546	184	182,803	183	168,787
Prince International Corporation	Chemicals, Plastics & Rubber	8.49% (LIBOR +4.25%)	05/27/2022	04/23/2029	997,500	998	905,214	905	848,134
Project Castle, Inc.	Capital Equipment	10.09% (SOFR +5.5%)	06/09/2022	06/01/2029	1,394,158	1,394	1,258,086	1,258	1,134,496
Pure Fishing Inc	Consumer goods: Non-Durable	8.88% (SOFR +4.5%)	12/20/2018	12/22/2025	1,155,000	1,155	1,135,306	1,135	773,128
Quest Software	High Tech Industries	8.49% (LIBOR +4.25%)	03/21/2022	02/01/2029	1,995,000	1,995	1,967,914	1,968	1,548,000
Reedy Industries Inc. (13)(15)	Services: Consumer	9.23% (LIBOR +4.5%)	08/24/2021	08/31/2028	1,715,162	1,715	1,708,654	1,709	1,620,828
Reedy Industries Inc. (13)(15)	Services: Consumer	5.25% (LIBOR +4.5%)	08/24/2021	08/31/2028	267,673	268	(1,086)	(1)	—

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
Restaurant Technologies, Inc.	Services: Business	8.83% (LIBOR +4.25%)	03/17/2022	04/02/2029	1,985,426	1,985	1,941,073	1,941	1,954,155
RLG Holdings, LLC	Containers, Packaging & Glass	8.83% (LIBOR +5%)	09/20/2022	07/07/2028	997,500	998	939,785	940	942,638
Rocket Software, Inc.	High Tech Industries	8.63% (LIBOR +4.25%)	03/16/2022	11/28/2025	1,979,434	1,979	1,954,448	1,954	1,907,927
R-Pac International Corp (14)(15)	Containers, Packaging & Glass	10.38% (LIBOR +6%)	11/23/2021	12/29/2027	2,977,500	2,978	2,927,929	2,928	2,917,950
R-Pac International Corp (14)(15)	Containers, Packaging & Glass	10.38% (SOFR +6%)	11/23/2021	12/29/2027	373,134	373	(6,212)	(6)	—
RSA Security LLC	High Tech Industries	9.11% (SOFR +4.75%)	04/16/2021	04/27/2028	1,975,000	1,975	1,964,173	1,964	1,376,852
RXB Holdings, Inc.	Services: Business	8.72% (LIBOR +4.5%)	07/28/2021	12/20/2027	1,970,000	1,970	1,966,006	1,966	1,866,575
Sinclair Television Group, Inc.	Media: Broadcasting & Subscription	8.17% (SOFR +3.75%)	04/13/2022	04/21/2029	2,985,000	2,985	2,903,546	2,904	2,845,451
Skillsoft Corp.	High Tech Industries	9.58% (LIBOR +5.25%)	03/25/2022	07/14/2028	1,886,680	1,887	1,857,349	1,857	1,583,434
Smyrna Ready Mix Concrete LLC	Hotel, Gaming & Leisure	8.67% (LIBOR +4.25%)	03/24/2022	04/02/2029	2,987,494	2,987	2,902,594	2,903	2,935,213
Solenis International LP	Chemicals, Plastics & Rubber	9.18% (SOFR +4.5%)	03/31/2022	11/09/2028	1,985,000	1,985	1,949,676	1,950	1,931,405
Solera Holdings Inc	High Tech Industries	8.73% (SOFR +4%)	03/16/2022	06/02/2028	1,979,950	1,980	1,953,978	1,954	1,811,654
SPX FLOW INC	Capital Equipment	8.92% (LIBOR +4.5%)	03/18/2022	04/05/2029	1,995,000	1,995	1,931,767	1,932	1,868,537
Stats, LLC	Hotel, Gaming & Leisure	9.9% (LIBOR +5.25%)	03/30/2022	07/10/2026	3,468,083	3,468	3,448,774	3,449	3,216,647
Teneo Holdings LLC	Services: Business	9.67% (LIBOR +5.25%)	07/15/2019	07/11/2025	4,449,578	4,450	4,394,413	4,394	4,293,842

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
TIBCO Software	High Tech Industries	9.18% (LIBOR +4.5%)	09/20/2022	03/30/2029	587,936	588	536,648	537	526,517
TouchTunes	Media: Diversified & Production	8.98% (LIBOR +5%)	04/22/2022	04/02/2029	2,992,500	2,993	2,965,452	2,965	2,917,688
Upstream Newco, Inc.	Healthcare & Pharmaceuticals	9.09% (SOFR +4.25%)	07/22/2021	11/20/2026	3,838,217	3,838	3,829,164	3,829	3,336,063
Veracode (Mitnick Corporate Purchaser Inc)	High Tech Industries	8.94% (SOFR +4.75%)	04/20/2022	05/02/2029	1,995,000	1,995	1,985,612	1,986	1,874,063
VeriFone Systems, Inc.	Services: Business	8.36% (SOFR +4%)	03/16/2022	08/20/2025	1,984,496	1,984	1,933,418	1,933	1,828,535
W3 Topco LLC	Energy: Oil & Gas	10.75% (SOFR +6%)	08/13/2019	08/16/2025	591,494	591	573,532	574	563,398
Women’s Care Holdings, Inc.	Services: Consumer	7.87% (LIBOR +4.5%)	05/20/2022	01/15/2028	1,488,665	1,489	1,444,265	1,444	1,399,353
Yak Access LLC	Energy: Oil & Gas	12.48% (SOFR +7.25%)	11/02/2022	01/27/2023	115,462	115	114,270	114	116,906
Yak Access LLC	Energy: Oil & Gas	9.73% (SOFR +5%)	06/29/2018	07/11/2025	2,475,000	2,475	2,447,866	2,448	1,051,875
Zayo Group Holdings, Inc.	Telecommunications	8.57% (LIBOR +4.25%)	04/29/2022	03/09/2027	1,985,000	1,985	1,941,169	1,941	1,656,850
Zenith American Holding, Inc.	Services: Business	9.62% (SOFR +5.25%)	03/11/2019	12/13/2024	115,314	115	114,923	115	115,025
Zenith American Holding, Inc.	Services: Business	9.98% (SOFR +5.25%)	03/11/2019	12/13/2024	2,436,712	2,437	2,434,456	2,434	2,430,620

Total United States of America						$279,832	$270,770,884	$270,772	$248,759,811

Total Senior Secured First Lien Term Loans							$297,362,700	$297,362	$273,147,905

Second Lien Term Loans
United States of America
ASP MSG Acquisition Co Inc	Beverage, Food & Tobacco	12.23% (LIBOR +7.5%)	06/23/2021	02/16/2026	$2,000,000	$2,000	$1,979,751	$1,980	$2,010,000

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

Company/Security/ Country (16)	Industry	Interest Rate (1)(17)	Initial Acquisition Date	Maturity Date	Principal / Shares	Principal	Amortized Cost	Amortized Cost	Fair Value (2)
New Constellis Borrower LLC	Aerospace & Defense	15.38% (LIBOR +11%)	03/27/2020	03/27/2025	281,779	282	135,726	136	141,125
SonicWALL Inc	High Tech Industries	12.2% (LIBOR +7.5%)	04/13/2022	05/18/2026	1,000,000	1,000	985,150	985	930,000

Total United States of America						$3,282	$3,100,627	$3,101	$3,081,125

Total Second Lien Term Loans							$3,100,627	$3,101	$3,081,125

Total Investments							$300,463,327	$300,463	$276,229,030

Cash equivalents
Dreyfus Government Cash Management Fund							$16,548,616	$16,549	$16,548,616
Other cash accounts							2,383,166	2,383	2,383,166

Total Cash equivalents							$18,931,782	$18,932	$18,931,782

(1)

Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR or 30-day, 90-day or 180-day SOFR rates, at the borrower’s option. LIBOR or SOFR rates may be subject to interest rate floors.

(2)	Represents fair value in accordance with ASC Topic 820.
(3)	Represents a revolver commitment of $1,469,807, which was unfunded as of December 31, 2022. Issuer pays 0.75% unfunded commitment fee on revolver term loan and/or revolving loan facilities.
(4)

Represents a delayed draw commitment of $95,094 of which $79,245 was unfunded as of December 31, 2022. Unfunded amounts of a delayed draw position have a rate other than the contractual fully funded rate. Issuer pays 5.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(5)	Represents a revolver commitment of $316,880, which was unfunded as of December 31, 2022. Issuer pays 0.5% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(6)

Represents a revolver commitment of $285,714, which was unfunded as of December 31, 2022. Unfunded amounts of a revolver position have a rate other than the contractual fully funded rate. Issuer pays 0.50% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(7)

Represents a delayed draw commitment of $551,181, of which $61,429 was unfunded as of December 31, 2022. Unfunded amounts of a delayed draw position have a rate other than the contractual fully funded rate. Issuer pays 4.25% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(8)

Represents a delayed draw commitment of $370,231, of which $314,815 was unfunded as of December 31, 2022. Issuer pays 1.0% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(9)	Represents a delayed draw commitment of $523,256, which was unfunded as of December 31, 2022. Issuer pays 1.0% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

First Eagle Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2022

(10)

Represents a delayed draw commitment of $627,396, of which $443,545 was unfunded as of December 31, 2022. Unfunded amounts of a delayed draw position have a rate other than the contractual fully funded rate. Issuer pays 1.0% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(11)	Represents a delayed draw commitment of $111,675, which was unfunded as of December 31, 2022. Issuer pays 1.0% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(12)	Represents a delayed draw commitment of $605,958, which was unfunded as of December 31, 2022. Issuer pays 1.0% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(13)	Represents a delayed draw commitment of $267,673, which was unfunded as of December 31, 2022. Issuer pays 4.5% unfunded commitment fee on delayed draw term.
(14)	Represents a delayed draw commitment of $373,134 which was unfunded as of December 31, 2022. Issuer pays 0.5% unfunded commitment fee on delayed draw term.
(15)	Unfunded amount will start to accrue interest when the position is funded. LIBOR or SOFR rate as of December 31, 2022 or LIBOR or SOFR floor is shown to reflect possible projected interest rate.
(16)	All investments are pledged as collateral for CLO asset-backed debt unless otherwise noted.
(17)

Variable rate loans to the Company’s portfolio companies bear interest at a rate that may be determined by reference to the LIBOR or SOFR rate, at the borrower’s option, which reset periodically. For each such loan, the Company has provided the interest rate in effect on the most recent reset date. SOFR based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread.

(18)	Loan is on non-accrual as of December 31, 2022.
(19)	Loan is is not pledged as collateral for CLO asset backed debt.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

1.	Organization and Structure

On December 2, 2014, First Eagle Logan JV LLC (the “Logan JV”) was formed as a Delaware limited liability company to invest primarily in senior secured first lien term loans.

Logan JV operates under a limited liability agreement dated December 3, 2014 (the “Agreement”), by and among First Eagle Alternative Capital BDC, Inc., a Delaware corporation (“FCRD”), and Perspecta Trident LLC, an affiliate of Perspecta Trust LLC, (“Perspecta”), each, a “Member” and, collectively, the “Members”. All Logan JV investment decisions must be unanimously approved by Logan JV’s investment committee consisting of one representative from each of FCRD and Perspecta.

Logan JV is capitalized with capital contributions which are called from the Members, on a pro-rata basis based on their capital commitments, as transactions are completed. Any decision by Logan JV to call down on capital commitments requires the explicit authorization of each Member, and each Member may withhold such authorization for any reason in its sole discretion.

Through April 19, 2022, Logan JV invested capital contributions into its wholly owned investment company subsidiary, First Eagle Logan JV SPV I, LLC (the “Logan JV SPV”), a Delaware limited liability company formed on December 1, 2014. The Logan JV SPV operated under a limited liability agreement dated December 3, 2014, with Logan JV, its “Initial Member” and “Designated Manager”.

The Logan JV SPV invested capital contributions from Logan JV, along with borrowings from a syndicated senior credit facility, primarily in broadly syndicated loans, in addition to directly originated loans.

On April 19, 2022, Logan JV closed on a $300,600,000 LJV I MM CLO LLC (the “Logan CLO”). Contemporaneously with the close of the CLO, Logan JV SPV merged into the Logan CLO (the “CLO Merger”). In consideration of the CLO Merger, the Logan CLO transferred to Logan JV 100% of the Subordinated Notes and 100% of the Class E Notes issued by the Logan CLO, as well as a portion of the net cash proceeds received from the sale of the Asset-Backed Debt (as defined below). The Logan CLO became a consolidated subsidiary of Logan JV.

The Logan CLO invests its capital primarily in middle market and syndicated loans.

The fully consolidated company is herein referred to as the “Company”.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of Logan JV have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Members have determined Logan JV is an investment company under ASC 946 in accordance with GAAP. Therefore Logan JV follows the accounting and reporting guidance for investment companies.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the use of certain estimates and assumptions that may affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from the estimates included in the financial statements, and such differences could be material.

Consolidation

Logan JV follows the guidance in ASC Topic 946 Financial Services—Investment Companies (“ASC Topic 946”) and will not generally consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to Logan JV. Logan JV has consolidated its wholly owned subsidiary, the Logan CLO. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and a money market fund held with one financial institution as of December 31, 2022 and 2021. Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation insured limit and therefore is subject to credit risk. Cash equivalents are assets with an original maturity of three months or less. As of December 31, 2022 and 2021, Logan JV held $16,548,616 and $14,985,492 of cash equivalents, respectively.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing and subsequent amendments of the credit facility and the CLO asset-backed debt. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility and CLO asset-backed debt. Capitalized deferred financing costs related to the credit facility and the CLO asset-backed debt are presented net against the respective balance outstanding on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Distributions

Logan JV intends to make regular quarterly cash distributions of all or a portion of its net investment income and net realized gains.

Investment Transactions and Investment Income

Investment transactions are recorded on a trade-date basis. Logan JV measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specific identification method. Logan JV reports changes in fair value of investments that are measured at fair value as a component of net change in unrealized appreciation or depreciation on investments in the Consolidated Statements of Operations.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that Logan JV expects to collect such amounts. Original issue discount, principally representing the market discount or premium, are capitalized and accreted or amortized into interest income over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion/amortization of discounts and premiums and upfront loan origination fees.

Logan JV capitalizes and amortizes upfront loan origination fees received in connection with the closing of investments. The unearned income from such fees is accreted into interest income over the contractual life of the loan based on the effective interest method. Upon prepayment of a loan or debt security, any prepayment penalties, unamortized upfront loan origination fees, and unamortized discounts are recorded as interest income.

Logan JV may have investments in its portfolio which contain a contractual paid-in-kind, or PIK, interest provision. PIK interest is computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment, and is recorded as income. Logan JV will cease accruing PIK interest if there is insufficient value to support the accrual or if amounts are not expected to be collectible and will generally only begin to recognize PIK income again when all principal and interest have been paid or upon a restructuring of the investment where the interest is deemed collectable.

Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more and/or when it is no longer probable that principal or interest will be collected. However, Logan JV may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. As of December 31, 2022, the Company has 5 loans on non-accrual with an amortized cost basis of $10,902,601 and fair value of $6,502,335. As of December 31, 2021, the Company had one loan on non-accrual with an amortized cost basis of $1,674,041 and fair value of $94,312. For additional information, please refer to the Consolidated Schedules of Investments as of December 31, 2021. Any reversals of previously accrued income are recorded against the same income category in the Consolidated Statements of Operations.

Other income includes unused commitment fees associated with investments in portfolio companies and amendment fees.

Expenses

Expenses are recorded on an accrual basis.

Revolving and Unfunded Delayed Draw Loans

For Logan JV’s investments in revolving and delayed draw loans, the cost basis of the investments purchased is adjusted for the cash received for the discount on the total balance committed. The fair value is also adjusted for unrealized appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative value until it is offset by the future amounts called and funded. As of December 31, 2022 and 2021, Logan JV had $4,853,131 and $4,590,778 of unfunded commitments, respectively.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

Income Taxes

As a limited liability company, Logan JV itself is not subject to U.S. Federal income taxes. Each Member is individually liable for income taxes, if any, on its share of Logan JV’s net taxable income. Interest, dividends and other income realized by Logan JV from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholdings and other taxes levied by the jurisdiction in which the income is sourced. Each Member is required for income tax purposes to take into account its distributive share of all items of Logan JV’s income, gain, loss, deductions, and other items for such taxable year of Logan JV. The tax basis income and losses may differ from the income and losses in the Statements of Operations, which is prepared in accordance with GAAP.

Logan JV determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, any tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. There were no uncertain tax positions as of December 31, 2022 and 2021. Logan JV’s federal tax years 2020 forward remain subject to examination by taxing authorities.

3.	Investment Valuation

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2022:

Industry	Cost	Fair Value	% of Members’ Capital
Aerospace & Defense	7,168,083	6,524,916	12.77%
Automotive	1,971,659	1,898,752	3.71%
Banking, Finance, Insurance & Real Estate	19,134,984	18,390,379	35.95%
Beverage, Food & Tobacco	9,347,518	9,241,580	18.07%
Capital Equipment	3,189,853	3,003,033	5.87%
Chemicals, Plastics & Rubber	7,670,381	7,256,011	14.18%
Construction & Building	5,371,670	5,286,998	10.34%
Consumer goods: Durable	886,529	621,991	1.22%
Consumer goods: Non-Durable	3,093,760	2,645,934	5.17%
Containers, Packaging & Glass	8,668,948	8,110,207	15.85%
Energy: Oil & Gas	3,135,669	1,732,179	3.39%
Environmental Industries	3,750,905	3,643,754	7.12%
Forest Products & Paper	3,089,550	3,072,385	6.01%
Healthcare & Pharmaceuticals	44,641,060	39,975,280	78.15%
High Tech Industries	43,002,613	39,539,322	77.29%
Hotel, Gaming & Leisure	15,008,010	14,458,310	28.26%
Media: Broadcasting & Subscription	6,296,109	5,652,919	11.05%
Media: Advertising, Printing & Publishing	5,212,291	4,940,462	9.66%
Media: Diversified & Production	9,360,775	7,795,466	15.24%
Metals & Mining	5,318,565	4,894,640	9.57%
Retail	1,757,606	1,684,118	3.29%
Services: Business	51,781,634	48,690,218	95.18%
Services: Consumer	18,494,530	16,588,370	32.43%
Telecommunications	5,490,029	4,025,288	7.87%
Transportation: Cargo	10,714,253	10,247,832	20.03%
Utilities: Electric	4,041,609	3,926,681	7.68%
Wholesale	2,864,734	2,382,005	4.66%

Total investments	$300,463,327	$276,229,030	540.00%

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2021:

Industry	Cost	Fair Value	% of Members’ Capital
Aerospace & Defense	$12,431,246	$12,447,544	13.68%
Banking, Finance, Insurance & Real Estate	7,572,782	7,647,238	8.40%
Beverage, Food & Tobacco	7,656,373	7,743,387	8.51%
Chemicals, Plastics & Rubber	3,729,204	3,773,162	4.15%
Construction & Building	1,470,090	1,473,247	1.62%
Consumer goods: Durable	910,734	847,868	0.93%
Consumer goods: Non-Durable	2,091,905	2,029,742	2.23%
Containers, Packaging & Glass	7,874,189	7,740,027	8.51%
Energy: Oil & Gas	10,459,609	10,248,361	11.26%
Environmental Industries	3,844,525	3,837,593	4.22%
Fire: Finance	7,680,653	7,510,697	8.25%
Fire: Insurance	3,783,213	3,836,179	4.22%
Fire: Real Estate	1,976,172	1,996,666	2.19%
Forest Products & Paper	1,951,019	1,974,010	2.17%
Healthcare & Pharmaceuticals	29,324,372	29,073,964	31.95%
High Tech Industries	27,577,169	27,607,136	30.34%
Hotel, Gaming & Leisure	3,849,343	3,910,534	4.30%
Media: Broadcasting & Subscription	3,423,307	3,447,517	3.79%
Media: Advertising, Printing & Publishing	7,792,178	7,752,933	8.52%
Media: Diversified & Production	4,668,521	4,165,351	4.58%
Metals & Mining	2,880,924	2,822,531	3.10%
Retail	3,733,021	3,737,516	4.11%
Services: Business	34,067,952	33,571,363	36.89%
Services: Consumer	14,397,827	13,868,299	15.24%
Telecommunications	3,637,570	3,633,656	3.99%
Transportation: Cargo	11,127,800	11,134,662	12.24%
Utilities: Electric	4,081,100	4,100,852	4.51%
Wholesale	4,566,515	2,517,457	2.77%

Total investments	$228,559,313	$224,449,492	246.64%

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2022:

	Cost	Fair Value	% of Members’ Capital
Australia	$1,450,486	$1,406,483	2.76%
Canada	9,397,392	8,161,977	15.96%
Germany	2,853,036	2,581,265	5.05%
Luxembourg	4,002,122	3,564,619	6.97%
Netherlands	3,962,486	3,880,000	7.58%
United Kingdom	4,926,294	4,793,750	9.37%
United States of America	273,871,511	251,840,936	492.31%

Total investments	$300,463,327	$276,229,030	540.00%

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2021:

	Cost	Fair Value	% of Members’ Capital
Australia	$1,463,258	$1,431,991	1.57%
Canada	7,379,162	7,442,350	8.18%
Germany	3,832,553	3,717,605	4.09%
Luxembourg	3,781,180	3,709,229	4.08%
United Kingdom	7,649,224	7,596,266	8.35%
United States of America	204,453,936	200,552,051	220.37%

Total investments	$228,559,313	$224,449,492	246.64%

Investments for which market quotations are readily available are valued using market quotations, which are generally obtained from an independent pricing service, broker-dealers or market makers.

Investments for which market quotations are not readily available, or are not considered to be the best estimate of fair value, are valued at fair value as determined in good faith by Logan JV. Consequently, it is expected that certain portfolio investments’ values will be determined in good faith by Logan JV following its documented valuation policy. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of Logan JV’s investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available or not considered to be the best estimate, Logan JV develops a valuation for each investment in the Company. Logan JV may also use independent valuation firms to provide independent appraisals and present a valuation recommendation that it considers in determining the fair value of certain investments in the Company.

The types of factors that Logan JV may take into account in estimating fair value pricing of its investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. Logan JV generally utilizes an income approach to value its debt investments and a combination of income and market approaches to value equity investments, if applicable. With respect to unquoted securities, Logan JV, in periodic consultation with an independent third party valuation firm, values each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. For debt investments, Logan JV determines the fair value primarily using an income or yield approach that analyzes the discounted cash flows of interest and principal for the debt security, as set forth in the associated loan agreements, as well as the financial position and credit risk of each portfolio investment. Logan JV’s estimate of the expected repayment date is generally the legal maturity date of the instrument. The yield analysis considers changes in leverage levels, credit quality, portfolio company performance and other factors.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, Logan JV discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.

Logan JV considers whether the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly in determining fair value. Accordingly, if Logan JV determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2022:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$273,147,905	$—	$77,048,598	$196,099,307
Second Lien	3,081,125	—	—	3,081,125

Total investments	276,229,030	—	77,048,598	199,180,432
Cash equivalents	16,548,616	16,548,616	—	—

Total assets at fair value	$292,777,646	$16,548,616	$77,048,598	$199,180,432

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2021:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$222,257,744	$—	$84,501,951	$137,755,793
Second Lien	2,191,748	—	—	2,191,748
Equity	—	—	—	—

Total investments	224,449,492	—	84,501,951	139,947,541
Cash equivalents	14,985,492	14,985,492	—	—

Total assets at fair value	$239,434,984	$14,985,492	$84,501,951	$139,947,541

The following table rolls forward the changes in fair value during the year ended December 31, 2022 for investments classified within Level 3:

	First Lien	Second Lien	Total
Balance as of January 1, 2022	$137,755,793	$2,191,748	$139,947,541
Purchases	82,318,137	982,500	83,300,637
Sales and repayments	(29,146,996)	—	(29,146,996)
Unrealized (depreciation) appreciation	(11,001,816)	(116,396)	(11,118,212)
Net realized loss	(1,492,857)	—	(1,492,857)
Net accretion of premiums, discounts and fees	679,786	23,273	703,059
Transfers into Level 3	32,009,410	—	32,009,410
Transfers out of Level 3	(15,022,150)	—	(15,022,150)

Balance as of December 31, 2022	$196,099,307	$3,081,125	$199,180,432

The following table rolls forward the changes in fair value during the year ended December 31, 2021 for investments classified within Level 3:

	First Lien	Second Lien	Equity	Total
Balance as of January 1, 2021	$171,729,232	$4,092,102	$32,255	$175,853,589
Purchases	41,811,705	1,970,000	—	43,781,705
Sales and repayments	(67,253,397)	(4,000,000)	(2,408)	(71,255,805)
Unrealized (depreciation) appreciation	4,762,608	49,801	171,440	4,983,849
Net realized loss	209,042	—	(201,215)	7,827
Net accretion of premiums, discounts and fees	708,834	79,845	(72)	788,607
Transfers into Level 3	7,766,438	—	—	7,766,438
Transfers out of Level 3	(21,978,669)	—	—	(21,978,669)

Balance as of December 31, 2021	$137,755,793	$2,191,748	$—	$139,947,541

Transfers into and out of Level 3 are primarily attributable to changes in the level of market activity during the period. It is Logan JV’s policy to recognize transfers into and out of Level 3 at the beginning of the reporting period.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2022:

Description	Fair Value at December 31, 2022 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$37,188,560	Discounted Cash Flows (income approach)	Comparative Yield	9.0%-18.7% (11.8%)
	1,538,369	Market comparable companies (market approach)	EBITDA multiple	4.0x-7.9x (7.4x)

	$38,726,929

(1)

Included within the Level 3 assets of $199,180,432 an amount of $160,453,503 for which Logan JV did not develop the unobservable inputs for the determination of fair value (examples included single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value of the investments in each investment category.

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2021:

Description	Fair Value at December 31, 2021 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$37,219,828	Discounted Cash Flows (income approach)	Comparative Yield	5.1%-16.2% (7.6%)
	3,101,476	Market comparable companies (market approach)	EBITDA multiple	2.3x-12.1x (11.6x)

	$40,321,304

(1)

Included within the Level 3 assets of $139,947,541 an amount of $99,626,237 for which Logan JV did not develop the unobservable inputs for the determination of fair value (examples included single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value of the investments in each investment category.

The two primary significant unobservable inputs used in the fair value measurement of the Company’s debt securities are the weighted average cost of capital, or WACC, and the comparative yield. Significant increases (decreases) in the WACC or in the comparative yield in isolation would result in a significantly lower (higher) fair value measurement. In determining the WACC, for the income, or yield approach, the Company considers current market yields and multiples, portfolio company performance, leverage levels, credit quality, among other factors, the performance of the portfolio company and the expected term of the investment. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate WACC to use in the income approach. In

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

determining the comparative yield, for the income, or yield approach, the Company considers current market yields and multiples, weighted average cost of capital, portfolio company performance, leverage levels, credit quality, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate comparative yield to use in the income approach. To determine the multiple for the market approach, the Company considers current market trading and/or transaction multiples, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate multiple to use in the market approach. Significant increases (decreases) in the multiple, in isolation would result in a significantly higher (lower) fair value measurement.

The significant unobservable input used in the fair value measurement of the Company’s debt investments using a market approach is the EBITDA multiple adjusted by management for differences between the investment and referenced comparables, or the multiple. Significant increases (decreases) in the multiple in isolation would result in a significantly higher (lower) fair value measurement. To determine the multiple for the market approach, the Company considers current market trading and/or transaction multiples, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate multiple to use in the market approach.

4.	Asset-Backed Debt and Credit Facility

Asset-Backed Debt

In April 2022, Logan JV completed a $300,600,000 debt securitization in the form of a collateralized loan obligation, or the “Asset-Backed Debt.” The Asset-Backed Debt is secured by the diversified portfolio of Logan CLO, a wholly-owned and consolidated subsidiary of Logan JV, consisting primarily of middle market and syndicated loans. The debt securitization was executed through a private placement of: (i) $111,000,000 Class A-1 Senior Secured Floating Rate Notes maturing 2034, which bear interest at SOFR plus 1.85%, (ii) $63,000,000 Class A-2 Senior Secured Fixed Rate Notes maturing 2034, which bear interest of 3.59%, (iii) $24,500,000 Class B Senior Secured Floating Rate Notes maturing 2034, which bear interest at SOFR plus 2.20%, (iv) $10,500,000 Class C-1 Mezzanine Secured Deferrable Floating Rate Notes maturing 2034, which bear interest at SOFR plus 3.10%, (v) $10,000,0000 Class C-2 Mezzanine Secured Deferrable Fixed Rate Notes maturing 2034, which bear interest of 4.75%, (vi) $23,500,000 Class D Mezzanine Secured Deferrable Floating Rate Notes maturing 2034, which bear interest at SOFR plus 4.32%, and (vii) $21,500,000 Class E Junior Secured Deferrable Floating Rate Notes maturing 2034, which bear interest at SOFR plus 7.98%, under an indenture agreement by and among Logan CLO, as issuer, and U.S. Bank Trust Company, National Association, as trustee.

On the closing date of the securitization, in consideration of the CLO Merger, Logan JV received 100% of the Subordinated Notes maturing 2034 and 100% of the Class E Notes issued by Logan CLO, as well as a portion of the net cash proceeds received from the sale of the Asset-Backed Debt. The Subordinated Notes do not bear interest and had a face amount of $36,600,000 at the closing of the securitization.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

As of December 31, 2022, there was $242,500,000 of Asset-Backed Debt and $1,977,631 of unamortized fees and expenses, which are presented in the Consolidated Statements of Assets, Liabilities and Members’ Capital as a reduction to the asset-backed debt balance and are being amortized using the straight line method. As of December 31, 2022, the weighted average interest rate was 9.3%.

The Asset-Backed Debt is included in the Consolidated Statement of Assets, Liabilities and Members’ Capital as debt of Logan JV, and the Class E Notes and Subordinated Notes have been eliminated in consolidation.

In accordance with the indenture to the Asset-Backed Debt, the Logan CLO is required to comply with various covenants, reporting requirements and other customary requirements for similar debt securitizations.

As of December 31, 2022, the carrying value and fair value of the asset-backed debt was as follows:

Asset-Backed Debt	Carrying Value	Fair Value
Class A-1	$111,000,000	$107,105,743
Class A-2	63,000,000	56,384,666
Class B	24,500,000	23,374,460
Class C-1	10,500,000	9,773,687
Class C-2	10,000,000	9,305,236
Class D	23,500,000	21,113,782

Total asset-backed debt	$242,500,000	$227,057,573

As of December 31, 2022, all asset-backed debt was considered to be level 3 within the fair value hierarchy. Except for the debt securitization as disclosed in April 2022, there were no purchases, sales, repayments or transfers within levels during the year ended December 31, 2022.

For the year ended December 31, 2022, the Company incurred interest expense and related fees, excluding amortization of deferred financing costs, under the Asset-Backed Debt of $7,500,543.

For the year ended December 31, 2022, amortization of deferred financing costs related to the Asset-Backed Debt totaled $87,980.

Credit Facility

On December 17, 2014, Logan JV, through Logan JV SPV, entered into a senior credit facility (the “Facility”) with Deutsche Bank AG. The facility was amended on January 9, 2021 to decrease the size of the facility from $275,000,000 to $225,000,000 subject to a borrowing base from Deutsche Bank AG and other co-lenders. As amended on January 9, 2021, the revolving loan period was scheduled to end on July 12, 2023 with a final maturity date of July 12, 2025.

On April 19, 2022, in connection with the closing of the Logan CLO, Logan JV SPV terminated the Facility, utilizing proceeds from the issuance of the Logan CLO to pay off all amounts due under the Facility.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

As of December 31, 2021, the Company had $147,041,123 of outstanding borrowings under the Facility excluding unamortized deferred financing costs. As amended on January 9, 2021, the Facility required payment of interest on a quarterly basis using three month LIBOR (with a 0.35% LIBOR floor) plus 2.50%. The Facility’s previous interest rate utilized three month LIBOR (with no LIBOR floor) plus 2.20%. The Facility’s all-in interest rate as of December 31, 2021 was 2.85%. The Company borrowed $30,000,000 under the Facility and repaid $177,041,123 to the Facility during the year ended December 31, 2022.

Borrowings under the Facility are subject to, among other things, a minimum borrowings base. The Facility has certain collateral requirements and/or financial covenants, including covenants related to: (a) limitations on the incurrence of additional indebtedness, (b) eligibility of certain investments, (c) limitations on concentrations, (d) collateral quality tests, and (e) compliance with certain financial maintenance standards including minimum Members’ capital. In addition to the financial maintenance standards, described in the preceding sentence, borrowings under the Facility are subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

The Facility’s document also includes default provisions such as the failure to make timely payments, uncured breach of the borrowing base, borrower bankruptcy, the occurrence of a change in control, and the Company’s failure to materially perform under the operative agreements governing the Facility, which, if not complied with, could, at the option of the lender, accelerate repayment under the Facility, thereby materially and adversely affecting liquidity, financial condition and results of operations. Each loan originated under the Facility is subject to the satisfaction of certain conditions. It cannot be assured that Logan JV will be able to borrow funds under the Facility at any particular time or at all. The Company is currently in compliance with all financial covenants under the Facility; and was so during the period.

As of December 31, 2021, the carrying amount of the Company’s outstanding loan approximated fair value. The fair values of the Company’s loan is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Company’s loan is estimated based upon market interest rates and entities with similar credit risk. As of December 31, 2021, the loan would be deemed to be Level 3 of the fair value hierarchy.

For the years ended December 31, 2022, 2021, and 2020, the Company incurred interest expense and related fees, excluding amortization of deferred financing costs, under the Facility of $1,826,319, $5,211,566, and $7,370,914, respectively.

For the years ended December 31, 2022, 2021, and 2020, amortization of deferred financing costs related to the Facility totaled $2,145,090, $639,527, and $808,353 respectively. The amounts recorded in 2022 included $1,115,254 of accelerated unamortized deferred financing costs related to the termination of the Facility. The unamortized fees and expenses are presented in the Consolidated Statements of Assets, Liabilities and Members’ Capital as a reduction to the loans payable balance and are being amortized using the straight line method.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

5.	Recent Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848),” which provides optional expedients and exceptions for applying GAAP to contracts and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. ASU 2020-04 is effective as of March 12, 2020 through December 31, 2022, at the Company’s election.

In January 2021, the FASB issued ASU 2021-01, “Reference Rate Reform (Topic 848),” which clarifies certain optional expedients and exceptions for applying GAAP to derivatives affected by reference rate reform. ASU 2021-01 is effective as of January 7, 2021 through December 31, 2022, at the Company’s election.

In December 2022, the FASB issued ASU 2022-06, “Reference Rate Reform (Topic 848),” which extends the effective period of ASU 2020-04 and ASU 2022-01 through December 31, 2024.

The Company continues to evaluate the impact of the guidance and may apply other elections, as applicable, as the expected market transition to alternative reference rates evolves. The Company has begun utilizing optional expedients and exceptions provided by ASU 2020-04 and ASU 2021-01 during the twelve month period ended December 31, 2022 and will continue to evaluate the impact of the new standard.

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments Credit Losses (Topic 326)”, which is intended to address issues identified during the post-implementation review of ASU 2016-13, “Financial Instruments Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The amendment, among other things, eliminates the accounting guidance for troubled debt restructurings by creditors in Subtopic 310-40, “Receivables Troubled Debt Restructurings by Creditors”, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. The new guidance is effective for interim and annual periods beginning after December 15, 2022. The Company has evaluated the impact of the new standard and concluded the new standard does not have a material impact to the consolidated financial statements and related disclosures.

6.	Investment Risk

Logan JV’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which Logan JV is exposed include, but are not limited to, market risk, credit risk, liquidity risk, and interest risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. Logan JV’s investments are long-term and illiquid and there is no assurance that Logan JV will achieve investment objectives including targeted returns.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

Credit Risk

The value of Logan JV’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

Logan JV invests in syndicated bank loans. Syndicated loans are typically bought and sold by institutional investors in individually negotiated private transactions that function in many respects like an over-the-counter (“OTC”) secondary market, although no formal market-makers exist. This market, while having grown substantially, generally has fewer trades and less liquidity than the secondary market for other types of securities. Some syndicated loans have few or no trades, or trade infrequently, and information regarding a specific senior loan may not be widely available or may be incomplete. For loans that are provided directly to borrowers, all of these positions are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for Logan JV to sell such investments if the need arises. In addition, if Logan JV is required to liquidate all or a portion of its portfolio quickly, Logan JV may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statements of Assets, Liabilities and Members’ Capital. Further, Logan JV may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated entity, has material non-public information regarding such portfolio company.

Interest Risk

The value of Logan JV’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. Some of Logan JV’s investments involve the acquisitions of fixed income securities. Any increase to prevailing interest rates may result in a decrease in the value of fixed income securities held or vice versa. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

LIBOR Transition Risk

The ICE Benchmark Administration (“IBA”) ceased publication of one-week and two-month USD London Interbank Offered Rate (“LIBOR”) settings after December 31, 2021, and intends to cease publishing the remaining USD LIBOR settings after June 30, 2023. The Alternative Reference Rate Committee (“ARRC”), a group of diverse private-market participants assembled by the Federal Reserve Board and the Federal Reserve Bank of New York, was tasked with identifying alternative reference rates to replace LIBOR.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

The Secured Overnight Finance Rate (“SOFR”) has emerged as the ARRC’s preferred alternative rate for LIBOR. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities in the repurchase agreement market. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates. It is expected that a number of banks currently reporting information used to set LIBOR will stop doing so when their reporting commitments end. This will either end the publication of LIBOR immediately or degrade its quality such that it would no longer be a relevant metric to the Fund. Change in LIBOR could affect the interest rates of the Fund’s LIBOR based investments and revolving credit facility.

COVID-19 Pandemic

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics, including the ongoing COVID-19 global pandemic, the evolution of which continues to be uncertain. Recurring COVID-19 outbreaks around the world have heightened concerns relating to new and potentially more dangerous virus variants, which, if transmitted around the globe could lead to the re-introduction of restrictions that were in place in 2020, 2021, and to a lesser extent in 2022, or even the adoption of other more strict measures to combat outbreaks. Another severe outbreak of COVID-19 or another pandemic can disrupt our and our portfolio companies’ businesses and materially and adversely impact our and/or their financial results.

The COVID-19 pandemic contributed to certain conditions associated with the current macroeconomic environment and caused significant disruptions and instabilities in the global and U.S. financial markets or deteriorations in credit and financing conditions. A resurgence of COVID-19 or another pandemic with effects similar to those of COVID-19 may adversely affect our and our portfolio companies’ liquidity positions.

In addition to the foregoing, the pandemic is exacerbating many of the other risks described herein.

Developments in Russian Ukrainian Conflict

The Russia-Ukraine war caused severe disruptions of the global supply chain, putting significant pressure on inflation. The recent commencement of war in Ukraine had an impact on international financial markets, leading to a significant rise in the price of oil and gas.

The unpredictable outcome of this conflict could inflict on the world economy significant and/or prolonged harm. Recent Russian military actions in Ukraine have prompted and might prompt further sanctions on Russia from the United States, the European Union, and other nations. Despite the fact that we have no direct exposure to Russia or the surrounding regions, the military incursion by Russia and the sanctions that follow could have a negative impact on the world’s energy and financial markets, which could then have an impact on the businesses of our customers as well as our own. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

7.	Related Party Transactions

Administration Expenses

Administration services are provided by First Eagle Alternative Credit, LLC (the “Administrator”), a Delaware limited liability company, through an administration agreement approved by Logan JV on December 3, 2014. In accordance with the agreement, the Administrator shall provide such services necessary for the operation of Logan JV; including, but not limited to, office facilities, clerical, bookkeeping and record keeping services. In connection with these services, the Administrator is entitled to be reimbursed for the costs and expenses incurred by the Administrator in performing its responsibilities under the agreement. Logan JV will reimburse the Administrator for its allocable portion of the costs and expenses incurred by the Administrator in performance of its duties under the administration agreement. For the years ended December 31, 2022, 2021, and 2020, Logan JV incurred $179,805, $145,669, and $159,725, respectively, that are included in other general and administrative expenses in the Consolidated Statements of Operations. As of December 31, 2022 and 2021, $73,833 and $20,000 was payable to the Administrator, respectively, and is included within accrued expenses on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Management Fees

Logan JV does not pay management fees or incentive fees.

First Eagle Alternative Credit, LLC (the “Investment Manager”) also serves as the investment manager to Logan CLO pursuant to an investment management agreement dated April 19, 2022. Under the terms of the investment management agreement and governed by the Logan CLO indenture agreement, the Investment Manager is entitled to: a) a Senior Management fee payable quarterly in arrears equal to 0.20% per annum of the Maximum Investment Amount (defined as the collateral principal amount plus the outstanding principal amount of all defaulted obligations that have been defaulted obligations for longer than three years, and the aggregate amount of all principal financed accrued interest; b) a Subordinated Management fee payable quarterly in arrears equal to 0.20% per annum of the Maximum Investment Amount; and c) an Incentive Management Fee of 20% of any remaining interest proceeds and 20% of any remaining principal proceeds, subject to the terms of the indenture. The Incentive Management Fee is payable after a 12% annualized internal rate of return on the outstanding investment in the Subordinated Notes has been reached (the “Incentive Management Fee Threshold”). As of December 31, 2022 the Investment Management Fee Threshold has not been reached.

The Investment Manager has agreed to rebate any fees received from Logan CLO under the investment management agreement to Logan JV, until such time the earliest to occur of a) Logan JV failing to beneficially own any of the Subordinated Notes, b) the date of discharge of the Indenture, or c) the written agreement of First Eagle Alternative Credit, LLC and Logan JV.

8.	Members’ Capital

Commitments and Contributions

Member interests in Logan JV, as defined in the Agreement, refer to percentage interests (the “Percentages”) based on capital commitments. As set forth in the Agreement, each Member is deemed to be a Managing Member. Aggregate commitments totaling $250,000,000 have been raised from the Members. On July 1, 2020, the Agreement was amended and the aggregate commitments were reduced to $137,500,000. FCRD has committed to provide 80%, or $110,000,000, of the total commitment, of which $92,600,000 has been called through December 31, 2022. The remaining 20%, or $27,500,000, of the total commitment will be provided by Perspecta, of which $23,150,000 has been called through December 31, 2022. No capital was called for the years ended December 31, 2022, 2021 and 2020. The Members had

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

contributed 91.5% of their capital commitments as of December 31, 2022, 2021 and 2020, respectively. In March of 2020, the Company returned $6,000,000 to the Members. Additionally, the Company returned $16,000,000 to the Members in July 2022 and $2,300,000 to the Members in November 2022. FCRD’s and Perspecta’s commitment as of December 31, 2022 were $92,600,000 and $23,150,000, respectively.

Capital Accounts

Capital Accounts are maintained for each Member consisting of the Members’ Capital Contribution, increased or decreased by Profit or Loss (each as defined in the Agreement) allocated to the Member, decreased by the cash or Value (as defined in the Agreement) of property distributed to the Member (giving net effect to any liabilities to which the property is subject or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrator under the agreement, determines that it is prudent to modify the manner in which capital accounts, including all debits and credits to the capital accounts, are computed in order to be maintained consistent with the Agreement, the Administrator is authorized to make those modifications to the extent that they do not result in a material adverse effect to any Member.

Allocations of Profit and Loss

Subject to the Agreement, Profit or Loss is allocated among the Members on a pro rata basis. Loss is allocated among the Members pro rata in accordance with their capital accounts. Profit is allocated among the Members (i) first, pro rata until the cumulative amount of profit allocated to a Member (or any transferee of any Member) equals the cumulative amount of Loss previously allocated to the Member (or any transferee of that Member) and (ii) thereafter pro rata in accordance with the Members’ capital accounts. All allocations for the years ended December 31, 2022, 2021 and 2020 were based on each Member’s pro rata share in accordance with their capital accounts.

Distributions

To the extent of available cash and cash equivalents after payment of expenses, Logan JV shall make distributions quarterly in the amounts as determined by board approval, shared among the Members in proportion to their respective capital accounts after payment of any temporary advances or fees related thereto. All distributions for the years ended December 31, 2022, 2021 and 2020 were based on Members’ pro rata share of their capital accounts. For the years ended December 31, 2022, 2021 and 2020, $8,500,000, $8,500,000 and $9,000,000 of distributions were declared, respectively. As of December 31, 2022 and 2021, $3,400,000 and $2,900,000 of distributions were payable to Members, respectively.

9.	Commitments and Contingencies

From time to time, Logan JV or the Administrator, in its capacity as the investment adviser to Logan JV, may become party to legal proceedings in the ordinary course of business, including proceedings related to the enforcement of Logan JV’s rights under contracts with its portfolio companies. Neither Logan JV, nor the Administrator, in such capacity, is currently subject to any material legal proceedings.

As of December 31, 2022 and 2021, Logan JV did not have any additional commitments or contingencies except revolving and unfunded delayed draw loans as described in Note 2.

First Eagle Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

10.	Financial Highlights

Nonpublic investment vehicles, such as Logan JV, are required to disclose certain financial highlights related to their investment performance and operations. However, since the Members are responsible for all investment making and business decisions, there is no requirement to show financial highlights in accordance with ASC Topic 946. Therefore, since Logan JV only consists of Managing Members, the financial highlights have been omitted.

11.	Subsequent Events

Logan JV has evaluated the events or transactions that may require disclosure in Logan JV’s financial statements and no items were noted that required disclosure or adjustment through March 7, 2023, the date that the financial statements were available to be issued.